Exhibit 99.1

August 8, 2025

Fellow Shareholders:

We are pleased with our second quarter of 2025 results. In North America, we delivered total revenue of $371.3 million and 1.36 million paid subscribers, exceeding our guidance range on both metrics. In Rest of World we delivered total revenue of $8.7 million and 349,000 paid subscribers, exceeding our guidance range on both metrics.

In addition to this top-line outperformance we delivered Net loss of $8.0 million and Adjusted EBITDA (AEBITDA) of $20.7 million, our first-ever quarter of positive Adjusted EBITDA (AEBITDA). This represents a significant milestone for Fubo, and we are proud that our discipline has yielded favorable financial results.

We filed a preliminary proxy statement to seek shareholder approval for our agreement with The Walt Disney Company to combine Fubo with Hulu + Live TV. We continue to believe that this business combination will increase competition and consumer choice. The anticipated timeline for closing this transaction is currently projected for the fourth quarter of calendar year 2025 or the first quarter of calendar year 2026, subject to regulatory approvals, Fubo shareholder approval, and other customary closing conditions.

We are dedicated to offering consumers a variety of content options at reasonable prices. This commitment is highlighted by the launch of Fubo Sports, in which we aim to bring to market a focused service at an attractive price point. We expect to launch Fubo Sports in the coming weeks.

Additionally, our new Pay-Per-View option allows both subscribers and non-subscribers to purchase live events. We continue to invest in our product and user experience and have recently introduced and refined our personalized features, including Catch Up to Live, Game Highlights, and Timeline Markers. These features help users find the right programming at the exact moment. Furthermore, during the quarter we continued to diversify our content portfolio and established partnerships to enhance value for our subscribers, as we will detail later in this letter.

1

Note: Except as otherwise indicated, financial information presented and discussed in this letter reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment. See “Basis of Presentation – Continuing Operations” below for further detail.

Summary Financials ($ in millions) Global	2Q24	3Q24	4Q24	1Q25	2Q25
Revenue	$391.0	$386.2	$443.3	$416.3	$380.0
Year-over-Year %	+25.0%	+20.3%	+8.1%	+3.5%	-2.8%
Total Operating Expenses	$426.6	$444.8	$481.7	$441.7	$386.0
Year-over-Year %	+16.8%	+10.0%	-0.1%	-5.1%	-9.5%
Net income (loss)	-$25.8	-$54.7	-$40.9	$188.5	-$8.0
Year-over-Year (Abs.)	+$28.4	+$29.8	+$30.1	+$244.8	+$17.8
Adjusted EBITDA	-$11.0	-$27.6	-$8.7	-$1.4	$20.7
Year-over-Year (Abs.)	+$19.6	+$33.8	+$41.4	+$37.4	+$31.7
Free Cash Flow	-$35.3	-$1.1	$16.3	-$62.0	-$37.7
Year-over-Year (Abs.)	+$40.5	+$31.3	+$22.1	+$9.3	-$2.4

North America (NA)	2Q24	3Q24	4Q24	1Q25	2Q25
Subscribers (thousands)	1,450	1,613	1,676	1,470	1,356
Year-over-Year %	+24.2%	+9.2%	+3.6%	-2.7%	-6.5%
Revenue ($ in millions)	$382.7	$377.3	$433.8	$407.9	$371.3
Year-over-Year %	+25.6%	+20.7%	+8.0%	+3.5%	-3.0%

Rest of World (ROW)	2Q24	3Q24	4Q24	1Q25	2Q25
Subscribers (thousands)	399	378	362	354	349
Year-over-Year %	+1.3%	-8.1%	-10.9%	-10.9%	-12.5%
Revenue ($ in millions)	$8.3	$8.9	$9.4	$8.4	$8.7
Year-over-Year %	+1.8%	+6.0%	+12.1%	-0.4%	+4.7%

2

2Q25 Financial Results

Net loss from continuing operations in 2Q25 was $8.0 million, leading to an earnings per share (EPS) loss of $0.02. This compares favorably to a Net loss from continuing operations of $25.8 million, or an EPS loss of $0.08, in 2Q24. Adjusted EPS in 2Q25 was $0.05, compared to an Adjusted EPS loss of $0.04 in 2Q24. Adjusted EPS excludes the impact of stock-based compensation, amortization of intangibles, gain on extinguishment of debt, amortization of debt premium, net, certain litigation and transaction expenses, and gain on settlement of litigation, net.

In 2Q25 Adjusted EBITDA was $20.7 million, a $31.7 million improvement when compared to 2Q24.

Cash Flow and Capital Structure

Net cash used in operating activities in 2Q25 was -$34.6 million, a $2.7 million decrease compared to 2Q24, and Free Cash Flow in 2Q25 was -$37.7 million, a decrease of $2.4 million compared to 2Q24.

We ended the quarter with 342,386,328 shares of common stock issued and outstanding.

North America Advertising

Fubo delivered North America ad revenue of $25.5 million for 2Q25, representing a 2% decline year-over-year. Note that this decline was due to the removal of certain ad-insertable content.

During the quarter, we launched pause ads in a programmatic biddable environment. Fubo now supports pause ads executions through direct insertion order (IO), programmatic guaranteed (PG) and biddable private marketplace (PMP). Overall, Connected TV pause ads on Fubo drive 33% more brand engagement than video ads alone, according to our internal data.

Expanded ad offerings on Fubo during the quarter also included our new Women’s Sports Zone, a content hub that aggregates all things women’s sports, from live games to documentaries. Multiple major brands have sponsored the Women’s Sports Zone to date, driving seven figures of ad revenue.

3

North America Content

Fubo remains committed to giving consumers the flexibility to subscribe to the content bundles of their choosing by delivering an aggregated content offering at attractive price points. The launch of Pay-Per-View (PPV) events in June offers consumers, including those without a Fubo subscription, access to premium sporting events.

We also diversified our content portfolio to offer our global users more live sports. Fubo will continue to be the exclusive home for the English Premier League, England’s top soccer league, in Canada through a multi-year extension of our current partnership. Additionally, through a new multi-year U.S. agreement, we will stream one weekly live game as well as playoffs from the European League of Football (ELF) on our Fubo Sports Network FAST channel.

Fubo also entered into a unique and reciprocal U.S. content partnership with DAZN in which we will distribute each other’s owned-and-operated linear channels, including exclusive sports rights.

Through the partnership, Fubo has launched a new linear channel, DAZN1, available to the marketplace for the first time on Fubo and featuring DAZN’s premium live and on-demand boxing and MMA fights. Fubo customers can purchase DAZN1, packaged with other DAZN content such as its Ringside FAST channel, as a stand-alone subscription or as an add-on to Fubo’s full bundle. DAZN is also launching Fubo Sports Network.

4

Product and Technology

We continue to launch personalized product features that extend the excitement of live sporting events, presenting Fubo subscribers with the moments that matter to them and at the points in which they care most. Users who DVR select live sporting events and sports talk shows are presented with a portfolio of content consumption options:

1)	Catch Up to Live enables users who are recording a game to quickly review the scoring plays before starting to watch it live;
2)	Game Highlights for users who missed the game, or want to re-live the best moments;
3)	Timeline Markers on the scrub bar of DVR’s games allow users to easily jump directly to key moments when they are catching a game they missed live.

Our product enhancements have driven a steady lift in time spent on Fubo. We believe our approach takes us one step further than competitors with a focus on the key moments in addition to full game access.

Conclusion

The second quarter of 2025 marked a pivotal achievement in the trajectory of Fubo’s business. Our continued focus on delivering choice and flexibility for consumers was further realized with the launch of Pay-Per-View, among other content partnerships. We continue to innovate our sports entertainment streaming platform striving for unparalleled product quality and a frictionless content experience, and look forward to keeping shareholders updated on our progress.

Sincerely,

David Gandler, co-founder and CEO	Edgar Bronfman Jr., executive chairman

2Q25 Earnings Live Conference Call

Fubo CEO, David Gandler, and CFO, John Janedis, will host a live conference call today at 8:30 a.m. ET to deliver brief remarks followed by Q&A. The live webcast will be available on the Events & Presentations page of Fubo’s investor relations website. An archived replay will be available on Fubo’s website following the call. Participants should join the call 10 minutes prior to ensure that they are connected prior to the event.

More Information

We encourage you to read our full set of financial statements and SEC filings, and to sign up for email alerts, on the investor relations section of our website at ir.fubo.tv.

Additional information is available at www.sec.gov under FuboTV Inc.’s filings, as well as https://ir.fubo.tv.

Fubo intends to use its website as a disclosure channel and investors are encouraged to refer to it, as well as press releases and SEC filings. The company encourages reading the full set of financial statements and related disclosures in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 that will be filed with the SEC.

5

About Fubo

With a global mission to aggregate the best in TV, including premium sports, news and entertainment content, through a single app, FuboTV Inc. (d/b/a Fubo) (NYSE: FUBO) aims to transcend the industry’s current TV model. Ranked among The Americas’ Fastest-Growing Companies 2025 by the Financial Times, the company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product aggregating more than 400 live sports, news and entertainment networks and is the only live TV streaming platform with every English-language Nielsen-rated sports channel (source: Nielsen Total Viewers, 2024). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through an intuitive and personalized streaming experience. Fubo has continuously pushed the boundaries of live TV streaming, and was the first virtual MVPD to launch 4K streaming, MultiView and personalized game alerts.

Learn more at https://fubo.tv

Forward-Looking Statements

This letter contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this letter that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, including programming and content partnerships, our pending business combination with Hulu + Live TV (the “Transactions”), potential benefits of our strategic investments, expectations regarding innovation, growth, and advertising and consumer trends, planned product offerings and functionality enhancements, and our financial condition, our anticipated financial performance and our future approach with respect to guidance. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; risks related to the Transactions; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; obligations imposed on us through our agreements with certain distribution partners; we may not be able to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this letter represent Fubo’s views as of the date of this letter. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this letter.

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Additional Information and Where to Find It

This letter and the information contained herein shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any proxy, vote or approval, nor shall there be any issuance or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Transactions will be submitted to the shareholders of Fubo for their consideration and approval at a special meeting. In connection with the Transactions, Fubo filed a preliminary proxy statement with the SEC on July 28, 2025 (the “Preliminary Proxy Statement”). Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed or otherwise furnished to the shareholders of Fubo. Before making any voting decision, Fubo shareholders are urged to read the definitive proxy statement in its entirety, when it becomes available, and any other documents to be filed with the SEC in connection with the Transactions or incorporated by reference in the proxy statement (including any amendments or supplements to these documents), if any, because they will contain important information about the Transactions and the parties to the Transactions. This communication is not a substitute for the proxy statement or any other document that may be filed by Fubo with the SEC or sent to its shareholders in connection with the Transactions.

Fubo investors and shareholders may obtain a free copy of the Preliminary Proxy Statement, definitive proxy statement and other documents filed by Fubo with the SEC at the SEC’s website at www.sec.gov. In addition, Fubo investors and shareholders may obtain a free copy of Fubo’s filings with the SEC from Fubo’s website at ir.fubo.tv or by directing a request by mail to Fubo, 1290 Avenue of the Americas, New York, NY 10104, or telephone to (212) 672-0055.

Participants in the Solicitation

The Company and its directors and executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the shareholders of the Company in respect of the Transactions. Information regarding Fubo’s directors and executive officers is contained in the definitive proxy statement on Schedule 14A for Fubo’s 2025 annual meeting of shareholders (the “2025 Proxy Statement”), filed with the SEC on April 29, 2025. Additional information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the shareholders of Fubo in connection with the Transactions, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Preliminary Proxy Statement. To the extent holdings of Fubo’s securities by Fubo’s directors and executive officers change from the amounts set forth in the Preliminary Proxy Statement, such changes have been or will be reflected on Statements of Changes of Beneficial Ownership of Securities on Form 4 filed with the SEC. Fubo investors and shareholders may obtain free copies of these filings from the SEC’s website at www.sec.gov or from Fubo’s website at ir.fubo.tv.

(FuboTV Inc. Financial Statements begin on the following pages)

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fuboTV Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	For the Three Months Ended
	June 30,
	2025	2024
	Unaudited	Unaudited
Revenues
Subscription	$352,673	$362,936
Advertising	25,851	26,285
Other	1,444	1,744
Total revenues	379,968	390,965
Operating expenses
Subscriber related expenses	291,402	326,499
Broadcasting and transmission	10,877	15,173
Sales and marketing	29,957	35,883
Technology and development	19,259	19,349
General and administrative	24,334	20,217
Depreciation and amortization	10,138	9,519
Total operating expenses	385,967	426,640
Operating loss	(5,999)	(35,675)

Other income (expense)
Interest expense	(4,732)	(5,563)
Interest income	2,957	1,659
Amortization of debt premium, net	367	268
Gain on settlement of litigation, net	(153)	-
Gain on extinguishment of debt	-	12,124
Other expense	(314)	1,453
Total other income (expense)	(1,875)	9,941

Income (loss) from continuing operations before income taxes	(7,874)	(25,734)
Income tax provision	(152)	(99)
Net income (loss) from continuing operations	(8,026)	(25,833)

Discontinued operations
Net income (loss) from discontinued operations before income taxes	-	106
Net income (loss) from discontinued operations	-	106

Net income (loss)	(8,026)	(25,727)

Less: Net (income) loss attributable to non-controlling interest	(4)	455
Net income (loss) attributable to common shareholders	$(8,030)	$(25,272)

Other comprehensive income (loss)
Foreign currency translation adjustment	11,115	(2,367)
Comprehensive income (loss) attributable to common shareholders	$3,085	$(27,639)

Net income (loss) per share - basic:
Continuing operations	$(0.02)	$(0.08)
Discontinued operations	-	-
Total net income (loss) per share - basic	$(0.02)	$(0.08)

Net income (loss) per share - diluted:
Continuing operations	$(0.02)	$(0.08)
Discontinued operations	-	-
Total net income (loss) per share - diluted	$(0.02)	$(0.08)

Weighted average shares outstanding:
Basic	341,683,408	311,253,856
Diluted	341,683,408	311,253,856

Stock-based compensation was allocated as follows:
Subscriber related expenses	19	79
Sales and marketing	2,151	4,670
Technology and development	2,635	2,631
General and administrative	3,451	2,928
Total stock-based compensation	8,256	10,308

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fuboTV Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2025	2024
	Unaudited	Audited
ASSETS
Cash and cash equivalents	$283,580	$161,435
Accounts receivable, net	61,344	71,078
Prepaid sports rights	25,343	24,821
Prepaid and other current assets	16,377	16,699
Total current assets	386,644	274,033

Property and equipment, net	6,118	6,080
Restricted cash	6,148	6,137
Intangible assets, net	121,011	133,703
Goodwill	631,016	615,399
Right-of-use assets	29,956	31,837
Other non-current assets	11,493	10,239
Total assets	$1,192,386	$1,077,428

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$43,641	$67,844
Accrued expenses and other current liabilities	278,304	335,967
Notes payable	7,401	7,024
Deferred revenue	80,545	98,421
Convertible notes, net - current portion	144,130	-
Long-term borrowings - current portion	821	1,042
Current portion of lease liabilities	4,150	5,024
Total current liabilities	558,992	515,322

Convertible notes, net	187,525	332,383
Lease liabilities	31,225	32,951
Other long-term liabilities	14,285	15,990
Total liabilities	792,027	896,646

Shareholders' equity:
Common stock par value $0.0001: 1,000,000,000 and 1,000,000,000 shares authorized at June 30, 2025 and December 31, 2024, respectively ; 342,386,328 and 339,144,854 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	34	34
Additional paid-in capital	2,237,568	2,219,002
Accumulated deficit	(1,837,333)	(2,017,796)
Non-controlling interest	(11,352)	(15,588)
Accumulated other comprehensive income (loss)	11,442	(4,870)
Total shareholders’ equity	$400,359	$180,782
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,192,386	$1,077,428

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fuboTV Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Six Months Ended
	June 30,
	2025	2024
	Unaudited	Unaudited
Cash flows from operating activities
Net income (loss)	$180,462	$(82,311)
Less: Net loss from discontinued operations, net of tax	-	(149)
Net income (loss) from continuing operations	180,462	(82,162)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	20,046	18,780
Stock-based compensation	11,720	23,285
Gain on extinguishment of debt	-	(21,761)
Amortization of debt premium, net	(728)	(521)
Deferred income tax provision	4,800	212
Amortization of right-of-use assets	1,881	1,964
Other adjustments	377	341
Changes in operating assets and liabilities of business
Accounts receivable, net	10,098	8,383
Prepaid expenses and other assets	1,365	3,736
Prepaid sports rights	(1,665)	4,862
Accounts payable	(24,775)	(37,133)
Accrued expenses and other liabilities	(55,764)	(12,518)
Deferred revenue	(18,203)	(3,812)
Lease liabilities	(2,829)	(2,576)
Net cash provided by (used in) operating activities - continuing operations	126,785	(98,920)
Net cash used in operating activities - discontinued operations	-	(629)
Net cash provided by (used in) operating activities	126,785	(99,549)

Cash flows from investing activities
Purchases of property and equipment	(714)	(316)
Capitalization of internal use software	(6,213)	(6,830)
Purchase of intangible assets	(50)	(540)
Net cash used in investing activities	(6,977)	(7,686)

Cash flows from financing activities
Proceeds from the issuance of common stock, net of offering costs	-	36,860
Repurchase of convertible notes	-	(14,657)
Vested restricted stock units settled for cash	-	(181)
Payments for financing costs	-	(4,657)
Proceeds from exercise of stock options	2,700	3
Repayments of notes payable and long-term borrowings	(352)	(225)
Net cash provided by (used in) financing activities	2,348	17,143

Net increase (decrease) in cash, cash equivalents and restricted cash	122,156	(90,092)
Cash, cash equivalents and restricted cash at beginning of period	167,572	251,420
Cash, cash equivalents and restricted cash at end of period	$289,728	$161,328

Supplemental disclosure of cash flows information:
Interest paid	9,032	5,094
Income taxes paid	224	120

Non-cash financing and investing activities:
Unpaid At-the-market offering costs included in accrued expenses	-	37
Unpaid financing costs included in accounts payable	-	25
Unpaid property and equipment included in accounts payable	-	1,374

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Basis of Presentation – Continuing Operations

In connection with the dissolution of Fubo Gaming, Inc. and termination of Fubo Sportsbook, the assets and liabilities and the operations of our former wagering reportable segment are presented as discontinued operations in our consolidated financial statements. With respect to our continuing operations, we operate as a single reportable segment. Financial information presented in this letter reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment.

Key Performance Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers (“subscribers”) are total subscribers that have completed registration with Fubo, have activated a payment method (only reflects one paying user per plan), from which Fubo has collected payment in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net income (Loss) from Continuing Operations, adjusted for depreciation and amortization, impairment of other assets, stock-based compensation, certain litigation and transaction expenses, other (income) expense, and income tax provision (benefit). Certain litigation expenses consist of legal expenses and related fees and costs for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance, based on the several considerations which we assess regularly, including: (1) the frequency of similar cases that have been brought to date, or are expected to be brought in the future; (2) matter-specific facts and circumstances, such as the unique nature or complexity of the case and/or remedy(ies) sought, including the size of any monetary damages sought; (3) the counterparty involved; and (4) the extent to which management considers these amounts for purposes of operating decision-making and in assessing operating performance. Certain transaction expenses consist of professional advisor costs related to the pending business combination with Hulu + Live TV.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is a non-GAAP measure defined as Adjusted EBITDA divided by Revenue.

Adjusted EPS (Earnings per Share)

Adjusted EPS is a non-GAAP measure defined as Adjusted Net Loss divided by weighted average shares outstanding.

Adjusted Net Loss

Adjusted Net Loss is a non-GAAP measure defined as Net income (Loss) Attributable to Common Shareholders, adjusting for discontinued operations, stock-based compensation, amortization of debt premium, net, amortization of intangibles, gain on extinguishment of debt, gain on settlement of litigation, net, and certain litigation and transaction expenses (as described further above, see “Adjusted EBITDA”).

Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as Net cash provided by (used in) operating activities - continuing operations, reduced by capital expenditures (consisting of purchases of property and equipment), capitalization of internal use software, purchases of intangible assets and gain on settlement of litigation, net. We believe Free Cash Flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Reconciliation of Key Performance Metrics and Non-GAAP Financial Measures

Certain measures used in this letter, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Loss, Adjusted EPS and Free Cash Flow, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently. The following tables include reconciliations of the non-GAAP financial measures used in this letter to their most directly comparable GAAP financial measures.

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fuboTV Inc.

Reconciliation of Net Income (Loss) from Continuing Operations to Non-GAAP Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Reconciliation of Net Income (Loss) from Continuing Operations to Adjusted EBITDA
Net income (loss) from continuing operations	$(8,026)	$188,488	$(40,932)	$(54,684)	$(25,833)
Depreciation and amortization	10,138	9,908	9,952	9,816	9,519
Impairment of other assets	-	-	3,813	-	-
Stock-based compensation	8,256	3,464	9,901	9,324	10,308
Certain litigation and transaction expenses(1)	8,271	10,629	6,036	11,930	4,856
Other (income) expense	1,875	(218,557)	2,279	(4,143)	(9,941)
Income tax provision	152	4,648	252	195	99
Adjusted EBITDA	20,666	(1,420)	(8,699)	(27,562)	(10,992)

Adjusted EBITDA	20,666	(1,420)	(8,699)	(27,562)	(10,992)
Divide:
Revenue	379,968	416,286	443,277	386,207	390,965
Adjusted EBITDA Margin	5.4%	-0.3%	-2.0%	-7.1%	-2.8%

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Certain transaction expenses consist of professional advisor costs related to the pending business combination with Hulu + Live TV.

12

fuboTV Inc.

Reconciliation of Net Income (Loss) from Continuing Operations to Non-GAAP Adjusted EBITDA (TTM)

(in thousands)

Year-over-Year Comparison

	Trailing Twelve Months Ended
	June 30, 2025	June 30, 2024

Reconciliation of Net Income (Loss) from Continuing Operations to Adjusted EBITDA
Net income (loss) from continuing operations	$84,846	$(237,689)
Depreciation and amortization	39,814	37,521
Impairment of other assets	3,813	-
Stock-based compensation	30,945	47,756
Certain litigation and transaction expenses(1)	36,866	7,744
Other (income) expense	(218,546)	(16,244)
Income tax provision (benefit)	5,247	(432)
Adjusted EBITDA (TTM)	(17,015)	(161,344)

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Certain transaction expenses consist of professional advisor costs related to the pending business combination with Hulu + Live TV.

13

fuboTV Inc.

Reconciliation of Net Cash Provided by (Used in) Operating Activities - Continuing Operations to Free Cash Flow

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024

Net cash provided by (used in) operating activities - continuing operations	$(34,617)	$161,402	$20,850	$2,444	$(31,874)
Subtract:
Purchases of property and equipment	(366)	(348)	(828)	(1,583)	(208)
Capitalization of internal use software	(2,860)	(3,353)	(2,655)	(1,984)	(3,221)
Purchase of intangible assets	(50)	-	(1,100)	-	-
Gain on settlement of litigation, net	153	(219,695)	-	-	-
Free Cash Flow	(37,740)	(61,994)	16,267	(1,123)	(35,303)

14

fuboTV Inc.

Reconciliation of Net Cash Provided by (Used in) Operating Activities - Continuing Operations to Free Cash Flow (TTM)

(in thousands)

Year-over-Year Comparison

	Trailing Twelve Months Ended
	June 30, 2025	June 30, 2024

Net cash provided by (used in) operating activities - continuing operations	$150,078	$(123,898)
Subtract:
Purchases of property and equipment	(3,125)	(1,120)
Capitalization of internal use software	(10,851)	(15,708)
Purchase of intangible assets	(1,150)	(4,132)
Gain on settlement of litigation, net	(219,542)	-
Free Cash Flow (TTM)	(84,590)	(144,858)

15

fuboTV Inc.

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Non-GAAP Adjusted Net Loss and Adjusted EPS

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2025	June 30, 2024

Net income (loss) attributable to common shareholders	$(8,030)	$(25,272)
Subtract:
Net income (loss) from discontinued operations, net of tax	-	106
Net income (loss) from continuing operations attributable to common shareholders	(8,030)	(25,378)

Net income (loss) from continuing operations attributable to common shareholders	(8,030)	(25,378)
Stock-based compensation	8,256	10,308
Amortization of debt premium, net	(367)	(268)
Amortization of intangibles	9,776	9,179
Gain on extinguishment of debt	-	(12,124)
Gain on settlement of litigation, net	153	-
Certain litigation and transaction expenses(1)	8,271	4,856
Adjusted net loss from continuing operations	18,059	(13,427)

Weighted average shares outstanding:
Basic	341,683,408	311,253,856
Diluted	341,683,408	311,253,856

Adjusted EPS from continuing operations - basic	$0.05	$(0.04)
Adjusted EPS from continuing operations - diluted	$0.05	$(0.04)

(1)	Certain litigation expenses consist of legal expenses and related fees for specific proceedings that we have determined arise outside of the ordinary course of business and do not consider representative of our underlying operating performance. For the periods presented, the adjustment included expenses attributable to antitrust and data privacy litigation. Certain transaction expenses consist of professional advisor costs related to the pending business combination with Hulu + Live TV.

# # #

Contacts

Investor Contacts:

Ameet Padte, Fubo

ameet@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts:

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv

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